FOR IMMEDIATE RELEASE

NORTHERN STATES FINANCIAL
ANNOUNCES ADDITIONAL STOCK REPURCHASE PROGRAM

     WAUKEGAN, IL, February 19, 2003 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan, today reported that its Board of Directors has approved an additional Stock Repurchase Program permitting the Company to repurchase up to 200,000 additional shares of its outstanding stock. The Company may purchase shares from time to time either in the open market or in private transactions as market conditions warrant.

     As of February 18, 2003, 167,150 shares have been repurchased by Northern States Financial Corporation of the 200,000 shares previously authorized under the Company’s stock repurchase plan announced in April 2002. The total common shares outstanding as of the close of business, February 18, 2003 was 4,305,105.

     Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, serving the populations of northeastern Illinois and southeastern Wisconsin. The Company’s consolidated assets at December 31, 2002 were $635 million.

For Additional Information, Contact:

Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238

Website:	nsfc.net
bankofwaukegan.com